UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2010

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
363 N. Sam Houston Parkway E., Suite 100
Houston, Texas 77060
(Address of principal executive offices)
Registrant’s telephone number, including area code: (281) 847-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On January 20, 2010, Newfield Exploration Company (the “Company”) agreed to offer, issue and sell $700 million of its 6 7/8% Senior Subordinated Notes due 2020 (the “Notes”) pursuant to, and subject to the terms and conditions set forth in, an underwriting agreement and a pricing agreement with the underwriters of the offering. The Notes are to be issued under a Subordinated Indenture dated as of December 10, 2001 between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly known as First Union National Bank)), as Trustee (the “Indenture”), as supplemented by the Fifth Supplemental Indenture to be dated as of January 25, 2010. Closing of the issuance and sale of the Notes is scheduled for January 25, 2010.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
1.1	Underwriting Agreement dated January 20, 2010

1.2	Pricing Agreement dated as of January 20, 2010, by and between the Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY
Date: January 22, 2010	By:	/s/ Brian L. Rickmers
Brian L. Rickmers
Controller

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement dated January 20, 2010

1.2	Pricing Agreement dated as of January 20, 2010, by and between the Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto)